UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

July 20, 2023

Date of report (date of earliest event reported)

RocketFuel Blockchain, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	Commission File No. 033-17773-NY	90-1188745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, CA 94105

(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In July and August 2023, we sold 500,000 shares of our Series B-1 Preferred Stock and 400,000 shares of our Series B-2 Preferred Stock to three private investors for a cash purchase price of $0.25 per share.

The Series B-1 Preferred Stock has a 100% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of us. The Series B-1 Preferred Stock is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.25 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events. The Series B-2 Preferred Stock has a 200% liquidation preference over the common stock and any other future series of preferred stock, payable in the event of a liquidation or merger of us. The Series B-2 Preferred Stock is convertible at the option of the stockholder into shares of common stock at a conversion price of $0.25 per share, subject to adjustment for certain stock splits, recapitalizations and other similar events.

As a condition to the sale of the Series B-1 and B-2 preferred shares, we agreed to use the net proceeds from the sale of the securities for working capital purposes and not to use such proceeds: (a) for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and prior practices), (b) for the redemption of any common stock or other securities, (c) for the settlement of any outstanding litigation or (d) in violation of the Foreign Corrupt Practices Act of 1977, as amended or any regulations of the Office of Foreign Assets Control of the U.S. Treasury Department. The form of Subscription Agreement for the Series B-1 and B-2 preferred shares and the Certificates of Designation for the Series B-1 and B-2 preferred shares are filed as Exhibits 10.1, 3.1, and 3.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Subscription Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Subscription Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreements, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

The shares of Series B-1 and B-2 Preferred Stock and the shares of common stock to be issued upon conversion of the Series B-1 and B-2 preferred shares sold in the private placement and to be issued have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdiction’s securities laws.

This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, which disclosures are incorporated by reference in this Item 3.03 in their entirety, In July and August 2023, we sold to three private investors 500,000 shares of our Series B-1 Preferred Stock and 400,000 shares of our Series B-2 Preferred Stock for a cash purchase price of $0.25 per share.

Item 3.02. Unregistered Sales of Equity Securities.

As described above in Item 1.01, which disclosures are incorporated by reference in this Item 3.02 in their entirety, in July and August 2023, we sold to three private investors 500,000 shares of our Series B-1 Preferred Stock and 400,000 shares of our Series B-2 Preferred Stock for a cash purchase price of $0.25 per share.

We claim an exemption from registration for the issuance of the Series B-1 and B-2 preferred shares and the shares of common stock issuable upon conversion of the Series B-1 and B-2 preferred shares pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder, since the foregoing issuances did not involve a public offering, the recipients were (i) “accredited investors”; and/or (ii) had access to similar documentation and information as would be required in a registration statement under the Securities Act, and the recipients represented that they acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances, and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Series B-1 Preferred Stock
3.2	Certificate of Designation of Series B-2 Preferred Stock
10.1	Form of Subscription Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 8, 2023	RocketFuel Blockchain, Inc.

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer